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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2020

 MADISON SQUARE GARDEN SPORTS CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Penn Plaza	,	New York	,	New York	10121
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code: (212) 465-4111
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MSGS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, on April 17, 2020 Madison Square Garden Sports Corp. (the “Company”) effected a spin-off to its common stockholders (the “MSGE Spin-off”) of all of the common stock of Madison Square Garden Entertainment Corp. (“MSG Entertainment”). In connection with the MSGE Spin-off, each holder of an employee restricted stock unit received one MSG Entertainment restricted stock unit in respect of every restricted stock unit owned on the record date (each such MSG Entertainment unit a “MSGE Distribution Restricted Unit”) and each holder of an employee performance stock unit received one MSG Entertainment performance stock unit (at target performance) in respect of every performance stock unit (at target performance) owned on the record date (each such MSG Entertainment unit a “MSGE Distribution Performance Unit”).
On September 14, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of the Company amended the performance stock units granted in Fiscal Year 2019 (the “2019-2021 PSUs”) and Fiscal Year 2020 (the “2020-2022 PSUs” and, together with the 2019-2021 PSUs, the “PSUs”) under the Company’s 2015 Employee Stock Plan to establish new performance targets that will apply in the final year of the vesting period of the applicable award. As previously disclosed in the Company’s proxy statement for its 2018 and 2019 annual meetings of shareholders, the PSUs generally were structured to be settled upon the later of September 15th following a three-year vesting period, and the date of certification of achievement against pre-determined performance goals measured in the final year of such three-year period.
The original performance goals of Total Company Net Revenue and Business Unit AOI were established at the time at which the PSUs were granted based on the Company’s then-existing long-range plan. The long-range plan represented the combined businesses, including the entertainment businesses that are now part of MSG Entertainment following the MSGE Spin-off. The original goals were not reflective of the Company as a standalone sports company, including the impact of the intra-company agreements entered into with MSG Entertainment in connection with the MSGE Spin-off. The amended performance goals of Company Revenue and AOI reflect the Company’s current long-range plan adopted following the MSGE Spin-off including the impact of the COVID-19 pandemic. The Company’s strategic plan is confidential and disclosure of the amended performance targets could provide information that could lead to competitive harm, and for this reason the performance stock unit financial performance targets are not disclosed; however, the Committee seeks to make target goals ambitious, requiring meaningful growth over the performance period, while threshold goals are expected to be achievable. The Company intends to disclose the resulting payout for the 2019-2021 PSUs and the 2020-2022 PSUs as a percentage of target after the end of the performance period. With the exception of the amendments described above, the PSUs remain subject to their existing terms.

Item 9.01	Financial Statements and Exhibits.
(d)  Exhibits
104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN SPORTS CORP.
(Registrant)

By:	/s/ Victoria M. Mink
Name:	Victoria M. Mink
Title:	Executive Vice President, Chief Financial Officer and Treasurer
Dated: September 14, 2020